EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements.  Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated as of November 18, 2003.

OAKTREE CAPITAL MANAGEMENT, LLC

By:	/s/ Matthew Barrett
Matthew Barrett
Managing Director

By:	/s/ Lisa Arakaki
Lisa Arakaki
Vice President, Legal

OCM OPPORTUNITIES FUND II, L.P.
By: Oaktree Capital Management, LLC, its general partner

By:	/s/ Matthew Barrett
Matthew Barrett
Managing Director

By:	/s/ Lisa Arakaki
Lisa Arakaki
Vice President, Legal

OCM OPPORTUNITIES FUND III, L.P.
By: Oaktree Capital Management, LLC, its general partner

By:	/s/ Matthew Barrett
Matthew Barrett
Managing Director

By:	/s/ Lisa Arakaki
Lisa Arakaki
Vice President, Legal